UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 13, 2017

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, Minnesota 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

     240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

     240.13e-4(c))

ITEM 5.02

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Craig Anderson Chief Business Development Officer

Craig Steven Anderson, 48, was appointed New Ulm Telecom, Inc.’s Chief Business Development Officer effective June 13, 2017. Mr. Anderson brings more than 20 years of business development and general management experience to the organization. Prior to joining the Company, he served as Managing Director of Promersberger, a marketing strategy and communications firm serving manufactures and service providers in the agriculture, off-road and industrial equipment markets. From June 2005 to August 2012, Mr. Anderson served in a variety of roles for Ulteig Engineers, Inc., with his last post being Director/Vice President of Business Development. Ulteig Engineers, Inc., based in Fargo, North Dakota, provides engineering and planning services to the energy, communications and civil infrastructure markets nationwide. Mr. Anderson holds a BA in Management from Hamline University in St. Paul, Minnesota, and a Master of Landscape Architecture from the University of Minnesota in Minneapolis, Minnesota.

Compensatory Arrangements of Certain Officers

In connection with his appointment as Chief Business Development Officer, the Company set Mr. Anderson’s salary at $170,000 per year. In addition, Mr. Anderson is eligible for all regular Company employee benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Ulm Telecom, Inc.

Date: June 13, 2017	By:	/s/Bill Otis
Bill Otis
President and Chief Executive Officer